Exhibit 3.2

FINAL

AUGUSTA SPINCO CORPORATION

BY-LAWS

EFFECTIVE JUNE 17, 2025

ADOPTED JUNE 17, 2025

BY-LAWS

OF

AUGUSTA SPINCO CORPORATION

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BY-LAWS

OF

AUGUSTA SPINCO CORPORATION

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1. Place of Meetings. Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

Section 1.2. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be designated by the Board of Directors.

Section 1.3. Special Meetings. Special meetings may be called at any time by the Board of Directors, or by request in writing of stockholders of record of a majority in amount of all outstanding shares entitled to vote at such meeting.

Section 1.4. Notice of Meetings. A written notice of each meeting stating the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary, any Assistant Secretary, or the person or persons authorized to call the meeting, to each stockholder entitled to vote at the meeting, as of the record date for determining the stockholders entitled to notice of the meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case.

Section 1.5. Quorum and Adjournment. Except as otherwise required by law, by the Certificate of Incorporation of the Corporation, or by these By-Laws, the presence, in person or by proxy, of holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of stockholders. If such majority shall not be present or represented at any meeting of the stockholders, the stockholders present, although less than a quorum, shall have the power to adjourn the meeting to another place and time.

Section 1.6. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation; and (iii) the record date for determining stockholders entitled to express consent to corporate action when prior action of the Board of Directors is required shall be the close of business on the day on which the Board of Directors adopts the resolution taking such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.7. Action by Written Consent. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the date of the signature of each stockholder who signs it, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of the stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. For purposes of this Section 1.7, “writing” shall include “electronic transmission” to the extent authorized by the Delaware General Corporation Law (the “DGCL”).

Section 1.8. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.9. Meeting by Remote Communication. The Board of Directors may, in its discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as may be authorized by Section 211 of the DGCL as in effect at the time of the meeting. The Board of Directors also may authorize, in its sole discretion and subject to such guidelines and procedures as it may adopt, stockholders and proxy-holders not physically present at a meeting of stockholders, by means of remote communication, to participate in a meeting of stockholders and be deemed to be present in person and vote at a meeting of stockholders, subject to the terms of Section 211 of the DGCL.

ARTICLE II

DIRECTORS

Section 2.1. Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation, or these By-Laws directed to be exercised or performed by the stockholders.

Section 2.2. Number, Election, and Term of Office. The Board of Directors shall consist of not less than one member. The exact number of directors shall initially be three and may thereafter by fixed from time to time by the Board of Directors. Directors need not be stockholders of the Corporation. Unless directors are elected by written consent of stockholders in lieu of an annual meeting, the directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose. Each director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. A director may resign at any time upon written notice or electronic transmission (as defined in the DGCL) to the Corporation. A resignation shall be effective when delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Section 2.3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time the Corporation shall have no directors, then any officer or any stockholder may call a special meeting of stockholders for the purpose of electing directors.

Section 2.4. Meetings of Directors. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called by the President or any director by giving two (2) days’ notice to each director by letter, electronic transmission (as defined in the DGCL), telephone, or other oral message.

Section 2.5. Quorum and Action. At all meetings of the Board of Directors and of each committee thereof, a majority of the members of the Board of Directors or of such committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of law, the Certificate of Incorporation, or of these By-Laws, a different vote is required, in which case such express provision shall govern and control.

Section 2.6. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, as defined by the DGCL, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.7. Telephone Participation in Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 2.8. Committees. The Board of Directors or any committee thereof may designate one or more committees, each committee to consist of one or more directors, which, to the extent provided in the resolution or resolutions designating such committee or committees, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any by-law of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act as at the meeting in place of such absent or disqualified director.

Section 2.9. Chairman of the Board of Directors. The Board of Directors may at any time elect one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and of the stockholders.

ARTICLE III

OFFICERS

Section 3.1. Enumeration. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, such number of Vice Presidents (if any) as the Board of Directors shall from time to time elect, a Secretary, a Treasurer, and such other officers (if any) as the Board of Directors shall from time to time elect. Any two or more offices may be held by the same person.

Section 3.2. President. The President shall be the chief executive officer of the Corporation, and shall have general and active charge and control over the business and affairs of the Corporation, subject to supervision, direction, and control by the Board of Directors, and shall see to it that the orders and resolutions of the Board of Directors be carried into effect. If there shall be no Chairman of the Board of Directors, or in his or her absence or inability to act, the President shall preside at meetings of the Board of Directors and of the stockholders, if the President is a director. The President may execute on behalf of the Corporation any contract or other instrument authorized by the Board of Directors.

Section 3.3. Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, shall have such powers and perform such duties as detailed upon their appointment or as shall from time to time be prescribed by the Board of Directors or the President.

Section 3.4. Secretary. The Secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall give notice as required by statute or these By-Laws of all such meetings. The Secretary or an Assistant Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary or an Assistant Secretary may attest to the execution of contracts or other instruments by other officers on behalf of the Corporation. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

Section 3.5. Treasurer. The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

Section 3.6. Other Officers and Assistant Officers. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or the inability or refusal to act of such officer.

Section 3.7. Term and Compensation. Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The compensation, if any, of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.

ARTICLE IV

SHARES OF CAPITAL STOCK

Section 4.1. Issuance of Stock. Subject to the requirements of the DGCL and the terms of the Corporation’s Certificate of Incorporation, shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors or any duly authorized committee thereof.

Section 4.2. Stock Certificates. Shares of the capital stock of the Corporation shall initially be uncertificated and represented by book entry notations in the books and records of the Corporation. However, each stockholder shall, upon written request, be entitled to a certificate certifying the number of shares of stock of the Corporation owned by such stockholder. Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the President or a Vice President and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer, and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 4.3. Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, upon surrender to the Corporation of any existing certificate for such shares duly endorsed for transfer or accompanied by proper evidence of succession, assignment, or authority to transfer, together with such other documents (if any) as may be required to effect such transfer. Thereupon, the Corporation shall issue (if requested) a new certificate to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.

Section 4.4. Lost, Stolen, Destroyed, or Mutilated Certificates. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

Section 4.5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

Section 4.6. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the DGCL.

Section 4.7. Restriction on Transfer. A restriction on the hypothecation, transfer, or registration of transfer of shares of the corporation may be imposed either by these By-Laws or by an agreement among any number of stockholders or such holders and the corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

ARTICLE V

GENERAL PROVISIONS

Section 5.1. Corporate Seal. The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

Section 5.2. Fiscal Year. The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.

Section 5.3. Execution of Instruments. Except as otherwise provided by the Board of Directors, all contracts, deeds, mortgages, bonds, certificates, checks, drafts, bills of exchange, notes, and other instruments or documents to be executed by or in the name of the Corporation shall be signed on the Corporation’s behalf by the President, any Vice President, or any other officer if the execution thereof is within the scope of the general duties and authority of such other officer, and such authority may be delegated by the authorized officers to other persons. Unless otherwise provided in such resolution, any resolution of the Board of Directors or a committee thereof authorizing the Corporation to enter into any such instruments or documents or authorizing their execution by or on behalf of the Corporation shall be deemed to authorize the execution thereof on its behalf by the President, any Vice President, or any other officer if the execution thereof is within the scope of the general duties and authority of such other officer.

Section 5.4. Financial Reports. Financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

Section 5.5. Effect of By-Laws. No provision in these By-Laws shall vest any property right in any stockholder.

Section 5.6. Securities Issued by Other Entities. Except as may otherwise be directed from time to time by the Board of Directors, each of the President, Treasurer and Secretary shall have the authority, on behalf of the Corporation, to exercise the rights and powers of the Corporation as holder or owner of shares, equity interests, notes, bonds, or other securities issued by any other entity and held or owned by the Corporation, including to execute and deliver consents, ballots, proxies, waivers, or other instruments with respect to the exercise of such rights or powers.

Section 5.7. Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Any indemnification under this Section 5.7 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the corporate agent is proper in the circumstances, because such person has met the applicable standard of conduct set forth in the DGCL. With respect to directors or officers of the Corporation, such determination shall be made (i) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, in a written opinion by independent legal counsel designated by the Board of Directors, or (iii) by the stockholders. With respect to all other corporate agents and unless otherwise directed by the Board of Directors, such determination may be made by the Secretary of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the reasonable expenses incurred in defending or investigating any such proceeding in advance of its final disposition; provided, however, that, such payment shall only be made upon receipt of an undertaking (reasonably satisfactory to the Corporation) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 5.7.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. Any repeal or modification of this Section 5.7 shall not adversely affect any right to indemnification or payment of expenses existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE VI

AMENDMENTS

The authority to adopt, amend, or repeal By-Laws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the powers of the stockholders to adopt, amend, or repeal By-Laws.